EXHIBIT 2.2

                          INTEREST PURCHASE AGREEMENT

     This Interest Purchase Agreement (this "Agreement"), is made and entered into as of the 16th day of December 2009 by and among Educational Investors, Inc., a Delaware corporation ("EII"); TD Management, LLC, a Delaware limited liability company ("TD"); Joseph S. Monaco, an individual ("Monaco"); and Florham Consulting Corp., a Delaware corporation ("Florham"). EII, TD, Monaco and Florham are hereinafter sometimes individually referred to as a "Party" and collectively referred to as the "Parties."

                        RECITALS:

     A. EII desires to purchase from TD and Monaco all of the outstanding membership interests of Training Direct LLC, a Connecticut limited liability company (the "Company").

     B. 100% of the issued and outstanding membership interests of the Company (the "Subject Interests") are owned by TD and Monaco, and each of TD and Monaco own of record and beneficially 50% of the outstanding Subject Interests.

     C. TD and Monaco are willing to sell the Subject Interests to EII upon the terms and subject to the conditions hereinafter set forth.

     D. Upon consummation of the purchase of the Subject Interests, the Company will become a wholly-owned direct subsidiary of EII.

     E. Upon consummation or shortly following the consummation of the Subject Interests, EII will become a direct wholly-owned subsidiary of Florham upon consummation of the Reverse Merger (as defined below).

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

                         DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     "Articles of Organization" means the Articles of Organization of the Company, as filed with the Secretary of State of the State of Connecticut, including all amendments thereto.

     "Business Day" shall mean any day, excluding Saturday, Sunday and any other day on which national banks located in New York, New York shall be closed for business.

     "By-laws" means the By-laws of EII or its successor in interest after the consummation of the Reverse Merger, including all amendments thereto.

     "Certificate of Incorporation" means the Certificate of Incorporation of Florham (to be renamed Educational Investors Corp., or such other name as shall be acceptable to EII), after the consummation of the Reverse Merger, as filed with the Secretary of State of the State of Delaware, including all amendments thereto.

     "Closing Date" shall mean the date upon which the purchase and sale of the Subject Interests shall be consummated.

     "Common Stock" means the shares of common stock of Florham after the consummation of the Reverse Merger authorized for issuance pursuant to the Certificate of Incorporation.

     "Consulting Agreement" means the Consulting Agreement, dated as of the Closing Date, between EII and Joseph Monaco, in the form attached hereto as Exhibit A, as may be amended, restated, supplemented or modified from time to time in accordance with the terms therein.

     "Discounted VWAP" means seventy percent (70%) of the VWAP of the Common Stock of Florham, but in any event not less than $0.40 per share.

     "Dollar" and "$" means lawful money of the United States of America.

     "EII" means Educational Investors, Inc., a Delaware corporation.

     "EII Option Holders" means the collective reference to Joseph J. Bianco and Anil Narang.

     "EII Stockholders" means the collective reference to Sanjo Squared LLC and Kinder Investments LP.

     "Employment Agreement" means the Employment Agreement, dated as of the Closing Date, between the Company and Ashok Narang, in the form attached hereto as Exhibit B, as may be amended, restated, supplemented or modified from time to time in accordance with the terms therein.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Florham" means Florham Consulting Corp., a Delaware corporation whose shares of Common Stock trade on the FINRA Over-the-Counter Bulletin Board.

     Florham Warrants" means warrants entitling the holder(s) to purchase an aggregate of 930,000 shares of Florham Common Stock at an exercise price of $0.05 per share that are currently issued and outstanding.

     "GAAP" means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public
Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

     "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Knowledge" means the knowledge after reasonable inquiry.

     "Liabilities" means direct or indirect indebtedness, liability, claim (including, without limitation, any claim by a third party), loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of Taxes or any governmental charge or lawsuit.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

     "Losses"  means  all  Liabilities,   Taxes,   Liens,   expenses  (including
reasonable fees, disbursements and other charges of counsel).

     "Material Adverse Effect" with respect to any Person, entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business, results of operations or prospects of such entity or group of entities, taken as a consolidated whole.

     "National Securities Exchange means the collective reference to the New York Stock Exchange, the NYSE Alternext Exchange, the Nasdaq Stock Exchange, the FINRA OTC Bulletin Board or any other recognized national securities exchange in the United States.

     "Operating Agreement" means the Operating Agreement of the Company that is or will be in effect as at the Closing Date, and in the form of Exhibit C annexed hereto and made a part hereof, including all amendments thereto.

     "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Purchase   Price"   means  One  Million  One  Hundred   Thousand   Dollars
($1,100,000),  which  shall be  payable in  accordance  with the  provisions  of
Section 1.3 of this Agreement.

     "Requirements of Law" means, as to any Person, any law, ordinance, regulation, statute, treaty, rule, right, privilege, qualification, license or franchise or inspection, order, judgment, injunction, award, decree or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its or his property or to which such Person or any of its or his property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

     "Reverse Merger" shall have the meaning described in Section 1.5 of this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Sellers" means, collectively, TD and Monaco, and pursuant to Section 1.1(a) Ashok Narang.

     "Stock Option Agreements" means the Stock Option Agreements, dated August 20, 2009, between EII and each of Joseph J. Bianco and Anil Narang.

     "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

     "Subject Interests" means 100% of the issued and outstanding membership interests of the Company.

     "Tax" means: (i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign); (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

     "Tax Return" means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Trading Day" means any day on which the New York Stock Exchange or other National Securities Exchange on which the Common Stock trades is open for trading.

     "Transaction Documents" means, collectively, this Agreement, the Consulting Agreement and the Employment Agreement.

     "VWAP" means a fraction, the numerator of which is the sum of the product of (i) the closing trading price for the Common Stock on the applicable National Securities Exchange for each Trading Day during such twenty day period and (ii) the volume of the Common Stock on the applicable National Securities Exchange for each such day, and the denominator of which is the total volume of the Common Stock on the applicable National Securities Exchange during such twenty day period, each as reported by Bloomberg Reporting Service or other recognized stock market price reporting service.

SECTION 1.      PURCHASE AND SALE OF THE SUBJECT SHARES

1.1      Sale of the Subject Interests.

     (a) Immediately prior to the Closing Date, each of Monaco and TD shall amend the Operating Agreement to admit Ashok Narang ("Narang") as a member and each of Monaco and TD shall assign five (5%) percent of their individual Subject Interests to Narang. Accordingly, as at the Closing Date, (i) Monaco shall own forty-five percent (45%) of the Subject Interests, TD shall own forty-five percent (45%) of the Subject Interests and Narang shall own ten percent (10%) of the Subject Interests, and (ii) Narang shall be deemed to be one of "Sellers" pursuant to this Agreement.

     (b) On the Closing Date and subject to and upon the terms and conditions of this Agreement, the Sellers shall sell, assign, transfer and exchange to EII all, and not less than all, of the Subject Interests, consisting of 100% of the outstanding membership interests of the Company at the Closing Date.

          (c) On the Closing Date, the Sellers shall cause the Operating Agreement to be amended in order to reflect the admission of EII as the new sole member of the Company and the withdrawal of the Sellers as members thereof.

1.2 Payment of Purchase Price. EII shall equally pay to the Sellers (50% to each of Monaco and TD) the Purchase Price, against delivery of the Subject Interests, as follows.

          (a) $200,000 cash (the "Cash Portion"), which shall be paid by wire transfer of immediately available funds to bank accounts designated by the Sellers prior to the Closing Date;

          (b) A number of shares of Common Stock of Florham having a deemed value of $600,000 (the "Acquisition Shares"), with such number of Acquisition Shares to be determined by dividing $600,000 by the Discounted VWAP for the twenty (20) Trading Days immediately following the date of consummation of the Reverse Merger (as defined below), which Acquisition Shares shall be issued to the Sellers not later than three Business Days after determination of the Discounted VWAP; and

          (c) A number of shares of Common Stock of Florham having a deemed value of $300,000 (the "Escrow Shares"), with such number of Escrow Shares to be determined by dividing $300,000 by the Discounted VWAP for the twenty
     (20) Trading Days immediately following the date of consummation of the Reverse Merger (as defined below), which Escrow Shares shall be held in escrow and released therefrom according to the terms of Section 1.3 below.

1.3 Escrow Shares. 50% of the Escrow Shares shall be released to the Sellers in the event that the Tier I Options (as such term is defined in the Stock Option Agreements) become exercisable. The remaining 50% of the Escrow Shares shall be released to the Sellers in the event that the Tier II Options (as such term is defined in the Stock Option Agreements) become exercisable. The release of the Escrow Shares shall occur not later than three Business Days after the conditions specified in this Section 1.3 have been met. If the Escrow Shares are not released from escrow by March 31, 2015, then they shall be cancelled and contributed to the Company's treasury.

1.4 Closing. The closing of the sale and purchase of the Subject Interests (the "Closing") will take place at the offices of Hodgson Russ LLP, at its office at 1540 Broadway, New York, New York 10036, within five (5) Business Days following the delivery of satisfaction or waiver of the conditions precedent set forth in Section 4 or at such other date as EII and the Sellers shall agree (the "Closing Date"), but in no event shall the Closing Date occur later than December 31, 2009, unless such date shall be extended by mutual agreement of EII and the Sellers. It is anticipated that the Closing shall take place simultaneous with or promptly following the closing of the Reverse Merger transaction described in Section 1.5 below.

1.5      Reverse Merger.

          (a) Simultaneous with the date of execution of this Agreement, Florham and the EII Stockholders and EII Optionholders entered into an agreement and plan of merger in the form of Exhibit D annexed hereto (the "Reverse Merger Agreement"). Such Reverse Merger Agreement contemplates the merger of a newly formed Delaware subsidiary of Florham ("Mergerco") with and into EII, with EII as the surviving corporation of such merger (the "Reverse Merger").

          (b) Upon consummation of the Reverse Merger (i) EII shall become a wholly-owned subsidiary of Florham, and (ii) the EII Stockholders and EII Optionholders shall own, in the aggregate, ninety-five (95%) percent of the fully-diluted Florham Common Stock as at the effective time of the Reverse Merger (A) after giving effect to the full exercise of the Florham Warrants and the exercise or conversion into Florham Common Stock of any other securities of Florham that are then exercisable for or convertible into Florham Common Stock), but (B) before giving effect to the issuance of the Acquisition Shares and the Escrow Shares issued to the Sellers pursuant to this Agreement.

          (c) Consummation of the transactions contemplated by the Reverse Merger Agreement and the Reverse Merger shall occur immediately prior to the Closing under this Agreement and the consummation of the transactions contemplated hereby.

SECTION 2.REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS AND THE COMPANY.

          Each of the Sellers hereby represents and warrants to EII and Florham, jointly and severally, as follows:

2.1  Representations Concerning the Sellers.

          (a) Each Seller has the power to enter into this Agreement and the Transaction Documents and to perform his or its obligations hereunder and thereunder. The execution and performance of this Agreement and the Transaction Documents will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which such Seller is a party and will not violate any Requirements or Law applicable to such Seller or his or its properties. The execution and performance of this Agreement and the Transaction Documents will not violate or conflict with any provision of the articles of organization or operating agreement of TD.

          (b) As at the date of this Agreement and the Closing Date, the Sellers are the record and beneficial owner of all, and not less than all, of the Subject Interests. The Subject Interests are owned of record and beneficially by the Sellers free and clear of all Liens, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating the Company to issue, sell or transfer any membership interests or other equity securities or any securities exercisable, convertible or exchangeable into such equity securities, or any options, warrants or rights with respect to any of the foregoing, except for the option previously granted by TD to Ashok Narang to purchase 20% of the Subject Interests currently held by TD, which shall be cancelled as of the Closing.

          (c) This Agreement and the Transaction Documents have been duly executed and delivered by each Seller, and constitutes the legal, valid and binding obligations of each Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          (d) Except for the approval of the Department of Higher Education of the State of Connecticut (the "Department of Higher Education"), which approval shall be obtained by Sellers and the Company on or before the Closing, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Sellers of this Agreement and the Transaction Documents.

2.2 Organization and Good Standing; Authorization. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in each case as it is currently engaged.2.3 The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of the Company.

2.3      Consents; Binding Effect.

          (a) Except for the approval of the Department of Higher Education, which approval shall be obtained by the Sellers and the Company on or before the Closing, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

          (b) This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

2.4  Financial Statements, Books and Records.

          (a) Schedule 2.4 consists of the audited financial statements (balance sheet, income statement, statements of cash flows and owners equity and notes thereto) of the Company as of December 31, 2007 and December 31, 2008 and for the fiscal years then ended, and the unaudited consolidated balance sheet and statement of income of the Company for the comparative nine (9) month periods ended September 30, 2009 and September 30, 2008 (collectively, the "Financial Statements").

          (b) To the extent that the above Financial Statements are not audited by a firm certified by the Public Company Accounting Oversight Board ("PCAOB"), if required by the Securities and Exchange Commission or applicable rules or regulations under the Securities Act of 1933, as amended or the Securities and Exchange Act of 1934, as amended, the Company will have such Financial Statements reaudited by a PCAOB certified firm prior to the Closing Date.

          (c) The Financial Statements fairly represent the financial position of the Company as at such dates and the results of their operations for the periods then ended. The Financial Statements were prepared in accordance with GAAP applied on a consistent basis with prior periods except as otherwise stated therein.

          (d) All accounts, books and ledgers of the Company have been properly and accurately kept and completed in all material respects on a basis consistent with those of preceding accounting periods, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The books and records fairly and correctly set out and disclose, in all material respects, the current financial position and condition of the Company. All financial transactions involving the Company have been accurately recorded in the books and records and all such transactions represent actual, bona fide transactions.

2.5  Subsidiaries, Partnerships, Joint Ventures.

2.6 The Company does not have any Subsidiaries and does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise and does not control, directly or indirectly, any other entity.

2.7 No Material Adverse Changes. Except as otherwise described on Schedule 2.6 hereto, since December 31, 2008 there has not been:

          (a) any material adverse change in the financial position of the Company, except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of the Company;

          (b) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of the Company whether or not covered by insurance;

          (c) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of the membership interests of the Company;

          (d) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by the Company of any properties or assets; or

          (e) any adoption of a pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

          2.8 Taxes. The Company has timely filed, or has caused to be timely filed on its behalf, all applicable Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company

2.9 Compliance with Laws. The Company has complied with all Requirements of Law applicable to it or its business which, if not complied with, would have a Material Adverse Effect on the Company.

2.10 No Breach.  The execution,  delivery and  performance of this Agreement and
     the  Transaction   Documents  and  the  consummation  of  the  transactions
     contemplated hereby and thereby will not:

          (a) violate any provision of the Articles of Organization or Operating Agreement;

          (b) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which the Company is a party or by or to which it or any of its assets or properties may be bound or subject or result in the creation of any Lien on the assets or properties of the Company; or

          (c) violate any Requirements of Law against, or binding upon, the Company or upon the properties or business of the Company or applicable to the transactions contemplated herein.

2.11 Actions and Proceedings. The Company is not a party to any material pending litigation or, to its knowledge, any governmental investigation or proceeding not reflected in the Financial Statements, and to the Knowledge of the Sellers, no material litigation, claims, assessments or non-governmental proceedings is threatened against the Company.

2.12 Agreements. Schedule 2.12 sets forth each material contract or arrangement to which the Company is a party or by or to which it or its assets, properties or business are bound or subject. Each such contract or arrangement: (a) is a valid and binding agreement, (b) is in full force and effect, and (c) neither the Company nor, to the Knowledge of the Sellers, any other party thereto is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such contract or arrangement. The Company has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any such contracts or arrangements, or granted any power of attorney with respect thereto. The Sellers have given a true and correct fully executed copy of each material contract or arrangement to EII.

2.13 Real Estate. The Company owns no real property. With respect to any leasehold agreement entered into by the Company: (a) such agreement is valid and enforceable by the Company with respect to the other party thereto, (b) such agreement has not been altered or amended and is in full force and effect, and (c) all payments required to be made by the Company have been paid. The Company is not in default in meeting any of its obligations under such agreement, no event exists which but for the passage of time or the giving of notice, or both, would constitute a default of the Company under such agreement no party to such agreement has claimed any default by the Company or is taking action purportedly based on such a default.

2.14 Intellectual Property. The Company has or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (the "Intellectual Property Rights") that are necessary or material for use in connection with its businesses and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect on the Company. The Company has not received a written notice that such Intellectual Property Rights used by it violates or infringes upon the rights of any person. To the knowledge of the Sellers, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of such Intellectual Property Rights.

2.15 Tangible Assets. The Company has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by the Company, any related capitalized items or other tangible property material to the business of the Company (the "Tangible Assets"). the Company holds all right, title and interest in all the Tangible Assets owned by it as set forth on the Financial Statements or acquired by it after the date of the Financial Statements free and clear of all Liens. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of the Company.

2.16 Liabilities. The Company does not have any Liabilities which are not fully, fairly and adequately reflected on the Financial Statements. As of the Closing, the Company will not have any Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements, including (a) trade payables incurred in the ordinary course of business, (b) up to $10,000 in a bank credit line secured by Company receivables and other assets, and (c) a lien on recently acquired Company equipment and furniture having a purchase price of approximately $60,000.

2.17 Operations of the Company. From December 31, 2008 through the Closing Date, except as disclosed on Schedule 2.17 or the Financial Statements, the Company has not and will not have:

          (a) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its membership interests;

          (b) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

          (c) disposed of any assets except in the ordinary course of business;

          (d) materially increased the annual level of compensation of any executive employee;

          (e) adopted, increased, terminated, amended or otherwise modified any plan for the benefit of its employees; or

          (f) issued any equity securities or rights to acquire such equity securities.

2.18 Permits. The Company has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted (the "Permits"); all such Permits are in full force and effect and, to the Knowledge of the Company, no suspension or cancellation of any such Permit is threatened or will result from the consummation of the transactions contemplated by this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

2.19 Employment Matters. The Company has complied in all material respects with all applicable Requirements of Law relating to employment or labor. No present or former employee, officer or director of the Company has, or shall have at the Closing Date, any claim against the Company for any matter including, without limitation, for wages, salary, vacation, severance, or sick pay except for the same incurred in the ordinary course of business for the last payroll period prior to the Closing Date. There is no: (a) charge or complaint against the Company alleging a violation of any Requirements of Law relating to employment or labor, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Authority, (b) pending labor strike, slowdown, work stoppage or other material labor trouble affecting the Company and there has not been any of the forgoing during the past three years; material labor grievance pending against the Company, (c) pending representation question respecting the employees of the Company, or (d) pending arbitration proceeding arising out of or under any collective bargaining agreement to which the Company is a party. In addition, to the Knowledge of the Sellers: (i) none of the matters specified in clauses (a) through (d) above is threatened against the Company; (ii) no union organizing activities have taken place with respect to the Company; and (iii) no basis exists for which a claim may be made under any collective bargaining agreement to which the Company is a party. The Company maintains a health insurance plan, but does not offer or participate in any other employment benefit plans.

2.20 Insurance. The Company has in effect insurance of the type and amount customary for the conduct of its business and has paid all insurance policy premiums due and has otherwise performed all of its obligations under each insurance policy to which it is a party. Copies of all such insurance policies have been furnished to EII.

2.21 Brokers or Finders. No broker's or finder's fee will be payable by the Company in connection with the transactions contemplated by this Agreement.

2.22 Securities Law Matters. The shares of Common Stock to be acquired by the Sellers are being issued pursuant to an exemption from the registration requirements of the Securities Act and are being acquired for the account of the Sellers and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the registration requirements of the Securities Act and applicable state securities laws. Each Seller understands that if he or it should in the future decide to dispose of any of such shares of Common Stock, he or it may do so only in compliance with the registration requirements of the Securities Act and applicable state securities laws, as then in effect. Each Seller agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its shares of Common Stock to the following effect:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

2.23 Full Disclosure. No representation or warranty by the Sellers in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by the Sellers pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of the Company.

SECTION 3.          REPRESENTATIONS AND WARRANTIES of EII and FLORHAM

          Each of EII and Florham hereby severally (and not jointly and severally) represent and warrant to the Sellers as follows; it being
     expressly   understood  and  agreed  that:  (i)  all   representations  and
     warranties of EII shall, to the extent relevant, apply only to the capitalization, business, assets, financial conditions and prospects of EII (and not Florham), and (ii) all representations and warranties of Florham shall, to the extent relevant, apply only to the capitalization, business, assets, financial conditions and prospects of Florham (and not EII):

3.1 Organization and Good Standing. Each of EII and Florham are a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in each case as it is currently engaged.3.2 The execution, delivery and performance by each of EII and Florham of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of EII and Florham.

3.2      Binding Effect; Consents.

          (a) This Agreement and each of the other Transaction Documents have been duly executed and delivered by EII and Florham, and constitute the legal, valid and binding obligations of each of EII and Florham, enforceable against EII and Florham in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          (b) Except for the approval of the Department of Higher Education which approval shall be obtained by the Sellers and the Company on or before the Closing, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, EII or Florham of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

3.3  Capitalization.

          (a) As of the date of this Agreement, EII is authorized to issue 20,000,000 shares of common stock. An aggregate of 16,667,000 shares of EII common stock are issued and outstanding. Except for the Stock Option Agreements and except as contemplated by this Agreement, there are no outstanding subscriptions, rights, options, warrants or other agreements obligating EII to issue, sell or transfer any shares of EII common stock or other equity securities or any securities exercisable, convertible or exchangeable into such equity securities, or any options, warrants or rights for common stock. The record and beneficial owners of the 16,667,000 issued and outstanding shares of EII common stock as of the date hereof are set forth on Annex A to the Reverse Merger Agreement.

          (b) As of the date of this Agreement, Floham is authorized to issue 12,000,000 shares of capital stock, consisting of (i) 2,000,000 shares of preferred stock, $0.0001 par value per share, none of which are issued and outstanding, and (ii) 10,000,000 shares of Florham Common Stock, of which
     (A) 166,700 shares of Florham Common Stock are currently issued and outstanding, and (B) the Florham Warrants are currently issued and outstanding.

3.4 SEC Reports. Florham has timely filed and is current in its filing of all Form 10-K, Form 10-Q, Form 8-K and other periodic reports (collectively, the "SEC Reports") it is required to file with the Securities and Exchange Commission ("SEC") under the Exchange Act. To its Knowledge, none of the SEC Reports filed by Florham are currently being reviewed by the SEC and Florham has not received any letter of comments from the SEC that it has not, as yet, fully responded to.

3.5 Compliance with Laws. Each of EII and Florham has complied with all Requirements of Law applicable to it or its business which, if not complied with, would have a Material Adverse Effect on EII or Florham.

3.6 Actions and Proceedings. Neither EII nor Florham is a party to any material pending litigation or, to its knowledge, any governmental investigation or proceeding, and to its Knowledge, no material litigation, claims, assessments or non-governmental proceedings is threatened against it.

3.7 No Breach. The execution, delivery and performance of this Agreement and the Transaction Documents by EII and Florham and the consummation of the transactions contemplated hereby and thereby will not:

          (a)  violate  any  provision  of  their  respective   Certificates  of
     Incorporation or By-laws;

          (b) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which EII or Florham is a party or by or to which it or any of its assets or properties may be bound or subject or subject or result in the creation of any Lien on the assets or properties of EII or Florham; or

          (c) violate any Requirements of Law against, or binding upon, EII or Florham or upon their respective properties or business or applicable to the transactions contemplated herein.

3.8 Issuance of Shares. The Acquisition Shares and Escrow Shares have been duly authorized by all necessary corporate action on the part of Florham, and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all Taxes, Liens and charges with respect to the issue thereof and the such Acquisition Shares and Escrow Shares shall be fully paid and nonassessable with the holder being entitled to all rights accorded to a holder of Common Stock.

3.9 Brokers or Finders. No broker's or finder's fee will be payable by EII or Florham in connection with the transactions contemplated by this Agreement.

3.10 Full Disclosure. No representation or warranty by EII or Florham in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by EII or Florham pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of EII or Florham.

3.11 Department of Higher Education Approval. To the best Knowledge of EII and Florham, there exist no facts or circumstances attributable to either of EII or Florham, which could reasonably be expected to have a negative impact on the Sellers' and Company's ability to obtain the requisite consent from the Department of Higher Education required to enable the Company to continue its current business and operations following the Closing.

SECTION 4.                 CONDITIONS PRECEDENT

4.1 Conditions Precedent to the Obligations of the Sellers. All obligations of the Sellers under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions, any of which may be waived by the Sellers:

          (a) The Secretary of EII shall have delivered to the Sellers a certificate, duly executed by such Person and certifying, that to the best of such Person's knowledge and belief, (i) that the attached copies of the Certificate of Incorporation, the By-laws, and resolutions of the board of directors of EII approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and (ii) as to the incumbency and specimen signature of each officer of EII executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of EII.

          (b) The representations and warranties by or on behalf of EII contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

          (c) EII shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

          (d) An executive officer of EII shall have delivered to the Sellers a certificate, duly executed by such Person and certifying, that to the best of such Person's knowledge and belief, the representations and warranties of EII set forth in this Agreement are true and correct in all material respects, and that EII has performed and complied, in all material respects, with all covenants, agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing Date.

          (e) Prior to the Closing, the Sellers and the Company shall have obtained the written consent of the Department of Higher Education.

          (f) EII shall have duly executed and delivered the Employment Agreement and the Consulting Agreement.

          (g) There shall be no pending or threatened litigation which could call into question the validity of the transactions contemplated by this Agreement.

          (h) EII shall have paid in full the Cash Portion of the Purchase Price for the Subject Interests.

          (i) Florham, EII and the EII Stockholders and EII Optionholders shall have duly executed the Reverse Merger Agreement and shall have consummated the Reverse Merger.

          (j) EII shall have reimbursed the Sellers in the amount of $2,200, which represents the $2,000 non-refundable application fee and $200 non-refundable application fee the Sellers previously paid to the Education Department in connection.

          (k) EII shall have submitted a $40,000 Irrevocable Letter of Credit, issued by a bank with its main office or branch located within the State of Connecticut, to the Department of Higher Education.

          (l) All corporate and other proceedings to be taken by EII and Florham in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Sellers and their counsel, and the Sellers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.(m)

4.2 Conditions Precedent to the Obligations of EII. All obligations of EII and Florham under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions, any of which may be waived by both EII and Florham:

          (a) The Secretary of the Company shall have delivered a certificate, duly executed by such Person and certifying, that to the best of such Person's knowledge and belief, (i) that the attached copies of the Articles of Organization, the Operating Agreement, and resolutions of the managing members of the Company approving this Agreement and the transactions contemplated hereby, are all true, complete and correct and remain unamended and in full force and effect and (ii) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and any other document delivered in connection herewith on behalf of the Company.

          (b) The representations and warranties by or on behalf of the Sellers and the Company contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

          (c) The Sellers and the Company shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

          (d) The Sellers and an executive officer of the Company shall have delivered a certificate, duly executed by such Person and certifying, that to the best of such Person's knowledge and belief, the representations and warranties of the Sellers and the Company set forth in this Agreement are true and correct in all material respects, and that the Sellers and the Company have performed and complied, in all material respects, with all covenants, agreements and conditions contained herein required to be performed or complied with by them prior to or at the Closing Date.

          (e) Prior to the Closing, the Sellers and the Company shall have obtained the written consent of the Department of Higher Education and all other consents and approvals, if any, required to be obtained from any other Governmental Authorities and third parties in order to consummate the transactions contemplated hereby.

          (f) Joseph S. Monaco and Ashok  Narang  shall have duly  executed  and
     delivered  the   Employment   Agreement  and  the   Consulting   Agreement,
     respectively.

          (g) The Sellers shall have duly executed and delivered a counterpart signature page to the Stockholders Agreement of EII.

          (h) Ashok Narang shall have executed and delivered an instrument terminating his right to receive any of the Subject Interests.

          (i) There shall be no pending or threatened litigation which could call into question the validity of the transactions contemplated by this Agreement.

          (j) Each of Florham and EII shall, in their sole and reasonable discretion, be satisfied with the results of its business, accounting, tax and legal due diligence investigation of the Company, including comfort that the Company's (i) income before taxes for the year ending December 31, 2009 will not be materially less than $140,000 (after giving effect to the annualized compensation provided in the Consulting Agreement) and (ii) tangible net worth will not be materially less than $165,000 at Closing.

          (k) As of the Closing, the Company will not have any Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements, including (a) trade payables incurred in the ordinary course of business, (b) up to $10,000 in a bank credit line secured by Company receivables and other assets, and (c) a lien on recently acquired Company equipment and furniture having a purchase price of approximately $60,000.

          (l) The Sellers shall have tendered the Subject Interests to EII.

          (m) All conditions to the consummation of the Reverse Merger shall have been satisfied or waived by the party for whose benefit such condition was provided.

          (n) All corporate and other proceedings to be taken by the Sellers and the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to EII and Florham and their respective counsel, and EII, Florham and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.(o)

SECTION 5.                  COVENANTS

5.1 Exclusivity. In order to induce EII and Florham to incur the effort and expense of due diligence examinations and analysis, the Company and the Sellers hereby, jointly and severally, agree that none of them will elicit, discuss, explore, entertain or consider any possible sale of all or any part of the Company's securities or assets or any other change in control of the Company or its assets with any other person, or provide any information to any other person, other than such ordinary course of such business operations in circumstances where none of them has any reason to believe that such information may be used to evaluate a possible purchase or sale of some or all of the Company's assets or securities.

5.2 Conduct of Business. From the date of this Agreement to the Closing, the Company shall operate its business in the ordinary course consistent with past practices and shall use its best efforts to maintain the goodwill of its employees, customers and other interested parties. Notwithstanding the above, unless otherwise required by the terms of this Agreement or agreed to in writing by EII and Florham, the Company shall not (i) make any distributions to its members, (ii) enter into any agreements or transactions not in the ordinary course of business, (iii) enter into any agreements or transactions with any of its employees, officers, directors, managers, members, affiliates or any related party to any of the foregoing, or (iv) enter into any agreement or transaction described in Section 2.17 of this Agreement.

5.3 Corporate Examinations and Investigations. The Company and the Sellers will permit EII, its representatives, accountants and counsel, to conduct an investigation and evaluation of the Company and, in connection therewith, will provide such assistance to such Persons as is reasonably requested. EII and its representatives, subject to the approval of the Company (which approval shall not be unreasonably withheld), shall be permitted to contact and communicate with the Company's bankers, accountants, attorneys, key personnel and other advisors on request. EII will similarly permit the Company, its representatives, accountants and counsel, to conduct an investigation and evaluation of EII and, in connection therewith, will provide such assistance to such Persons as is reasonably requested. The Company and its representatives, subject to the approval of EII (which approval shall not be unreasonably withheld), shall be permitted to contact and communicate with EII's bankers, accountants, attorneys, key personnel and other advisors on request.

5.4      Change of Ownership; Further Assurances.

          (a) The Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such Party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

          (b) Prior to Closing, the Sellers shall notify the Department of Higher Education and any other relevant Governmental Agencies of the change in ownership contemplated by this Agreement. The Sellers shall use their collective best efforts (but without being required to make any personal expenditures or incur any personal liability) to obtain the consent of the Department of Higher Education to this Agreement and consummation of the transactions contemplated hereby and pursuant to the Reverse Merger Agreement.

          (c) The Company shall, at its expense, prepare and deliver the Financial Statements set forth in Section 2.4 of this Agreement. To the extent additional financial statements are required in order to effect the transactions contemplated herein or in connection with the Reverse Merger, the Company's auditors shall prepare and provide them to EII and Florham at the Company's expense. In addition, the Company and its counsel shall assist EII, Florham and their counsel in the preparation of the Form 8-K and other filings required in connection with the Reverse Merger.

5.5 Confidentiality. Each of the Company, the Sellers, Florham and EII agree not to make or permit to be made any public disclosure of the existence of the terms of this Agreement without the prior written consent of the others, except as otherwise required by Requirements of Law or as advised by legal counsel, except to their respective advisors and attorneys; provided, however, such obligation shall not apply to information which:

          (a) at the time of the disclosure was public knowledge;

          (b) is required to be disclosed publicly pursuant to any applicable federal or state securities laws;

          (c) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

          (d) the receiving party had within its possession at the time of disclosure.

5.6 Expenses. The Company and the Sellers, on the one hand, and EII and Florham, on the other hand, will bear all of respective costs and expenses (including, but not limited to, fees and expenses of legal counsel, accountants, and other representatives and consultants) in connection with the transactions contemplated hereby

5.7 Post-Closing Covenants. Each of the Parties hereto shall use their best efforts to comply with the following post-closing covenants:

          (a) Board of Managers. On and after the Closing, the Board of Managers of the Company shall consist of four (4) Persons, being (a) Joseph S. Monaco, (b) Joseph J. Bianco, (c) Anil Narang, and (d) Ashok Narang (the "Board of Managers").

          (b) Filings. The Parties shall use all commercially reasonable efforts promptly to make all filings with the Department of Higher Education and any and all other educational Governmental Agencies necessary to carry out the Company's current business and operations and the Sellers and EII shall cooperate in good faith to share information and documents required to complete such filings;

          (c) Company Employees and Consultants. For a period of not less than one (1) year following the Closing, to continue to employ all or substantially all of the Company's employees providing full-time service to the Company as of the Closing (subject to the Company's continued satisfaction with the performance of such employees) and permit the Company to continue to honor the terms of such employees' employment agreement, as well as any other employee benefit related agreement currently in effect between such employee and the Company. In addition, in each instance that the issue of a Company employee's term of service is called into question, the period of service by such employee with the Company prior to the Closing shall be credited, to the extent permitted by applicable law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rules. In addition to the foregoing, the Company shall honor all of the terms and conditions of the Employment Agreement and Consulting Agreement.

          (d) Conduct of Company Business. Subject at all times the right of the Board of Managers of the Company to manage its business, following the Closing, EII and Florham shall permit the Company to carry on its business in the ordinary course consistent with past practice, including the obligation to maintain:

          (i) the current business operations of the Company as an ongoing business and preserve its goodwill, in accordance with past custom and practice;

          (ii) the Company in good standing with the Department of Higher Education and other Government Agencies with which the Company currently maintains such standing;

          (iii) marketing and student recruiting efforts in the ordinary course, consistent with past practice; and

          (iv) all school records, continue and perform the obligation of the Company to teach all students who have not completed their programs, and continue to issue tuition refunds, all as required under Applicable Laws and consistent with the Company's past practices.

          (e) Organizational Documents. So long as the business and operations of the Company remain profitable, the organizational documents of the Company will not be amended or modified in a manner that would materially change the nature of the business and operations of the Company as presently conducted.

SECTION 6.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          Notwithstanding any right of either Party to investigate the affairs of the other Party, each Party has the right to rely fully upon representations, warranties, covenants and agreements of the other Party contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for twelve (12) months following the Closing, except for the representations and warranties of the Sellers set forth in
     Section 2.1(a), (b) and (c) of this Agreement, which shall survive indefinitely.

SECTION 7.    INDEMNIFICATION; DISPUTE RESOLUTION; NON-COMPETITION.

7.1  Indemnification by the Sellers.

          (a) From and after the Closing, the Sellers shall jointly and severally indemnify and hold harmless EII, Florham and their directors, officers, employees, agents, stockholders and Affiliates (collectively, the "Purchasing Parties") from and against any and all Losses finally awarded arising out of, resulting from or in any way related to: (i) a breach by the Sellers or the Company of any of their representations and warranties contained herein, or (ii) the failure to perform or satisfy, when due, any of the covenants and agreements made by the Sellers or the Company in this Agreement or in any other document or certificate delivered by the Sellers or the Company at the Closing pursuant hereto.

          (b) Notwithstanding the foregoing, the indemnification obligations of the Sellers under Section 7.1(a)(i) above shall not be applicable to Losses incurred by EII Parties which shall be in excess of the Purchase Price (the "Indemnity Cap"); provided, that there shall be no Indemnity Cap with respect to the matters contemplated by Section 7.1(a)(ii) above or for any breach of the provisions of Section 2.1 (a), (b) or (c) of this Agreement, and such indemnity obligations shall survive indefinitely. Any payment made to any Purchasing Party pursuant to the indemnification obligations under this Section 7.1 shall constitute a reduction in value of the Purchase Price paid pursuant to this Agreement.

7.2  Indemnification by EII and Florham.

          (a) From and after the Closing, EII and Florham shall severally (not jointly) indemnify and hold harmless the Sellers and their respective managers, officers, employees, agents, members and Affiliates (collectively, the "Sellers Parties") from and against any and all Losses finally awarded arising out of, resulting from or in any way related to:
     (i) a breach by EII or Florham, as the case may be, of their several representations and warranties contained herein, or (ii) the failure to perform or satisfy, when due, any of the covenants and agreements made by EII or Florham in this Agreement or in any other document or certificate delivered by EII or Florham at the Closing pursuant hereto. Notwithstanding the foregoing, in no event shall EII be liable to indemnify the Sellers Parties for any representation or warranty of Florham contained in this Agreement, and in no event shall Florham be liable to indemnify the Sellers Parties for any representation or warranty of EII contained in this Agreement

          (b) Notwithstanding the foregoing, the indemnification obligations of EII and Florham under Section 7.2(a)(i) above shall not be applicable to Losses incurred by the Seller Parties which shall be in excess of the Purchase Price (the "Indemnity Cap"); provided, that there shall be no Indemnity Cap with respect to the matters contemplated by Section 7.2(a)(ii) above or for any breach of the provisions of Section 3.1 and
     Section 3.2(a) of this Agreement, and such indemnity obligations shall survive indefinitely. Any payment made to any Seller Party pursuant to the indemnification obligations under this Section 7.2 shall constitute an increase in value of the Purchase Price paid pursuant to this Agreement.

          (c) In the event that any claim for Losses shall be asserted against any of the Seller Parties for which EII and/or Florham is liable to indemnify against pursuant to this Section 7.2, EII and Florham shall have the sole right to conduct, at its expense, the defense of any and all such claims with counsel of its choosing, and shall have the sole right to effect any financial settlement of any such claims for Losses; provided, however, that if any such settlement would result in any injunction or restrictions on the Seller Parties, or otherwise require any of the Seller Parties to pay any ongoing royalties or other payments to any Person, no such settlement may be effected by EII or Florham without the prior written consent of the Sellers.

SECTION 8.   MISCELLANEOUS

8.1 Waivers. The waiver of a breach of this Agreement or the failure of any Party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

8.2  Amendment.  This Agreement may be amended or modified only by an instrument
     of  equal   formality   signed  by  the  Parties  or  the  duly  authorized
     representatives of the respective Parties.

8.3  Assignment. This Agreement is not assignable except by operation of law.

8.4 Notice. Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

                  To the Sellers or the Company:

                           Training Direct LLC
                           3885 Main Street
                           Bridgeport, Connecticut
                           Attn: Joseph S. Monaco, President
                           Fax: (203) ________

with a copy to (which shall not constitute notice):

                           Leser, Hunter, Taubman & Taubman
                           17 State Street, Suite 1610
                           New York, New York 10004
                           Attn: Louis Taubman, P.C.
                           Fax:  (212) 202-6380
                           Email:  lou@lhttlaw.com

                  To EII:

                           Educational Investors, Inc.
                           644 Broadway
                           New York, New York 10012
                           Attn:  Joseph Bianco, President
                           Fax:  (212) 473 8547
                           Email:  jjbianco@aya.yale.edu

with a copy to (which shall not constitute notice):

                           Hodgson Russ, LLP
                           1540 Broadway, 24th Floor
                           New York, NY 10036
                           Attn:  Stephen A. Weiss, Esq.
                           Fax: (212) 751-0928
                           Email:  sweiss@hodgsonruss.com

                  To Florham:

                           Florham Consulting Corp.
                           64 Beaver Street, Suite 233
                           New York, New York 10004
                           Attn: David Stahler, President
                           (646) 206-8280

with a copy to (which shall not constitute notice):

                           Jonathan Turkel, Esq.
                           44 Wall Street
                           2nd Floor
                           New York, NY 10005
                           Fax: 212 785 3294
                           Email:  jonathanturkel@hotmail.com

          Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

8.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law of any jurisdiction. All actions and proceedings arising out of or relating to this agreement shall be brought by the parties and heard and determined only in a federal or state court located in the Borough of Manhattan in the City and State of New York and the parties hereto consent to jurisdiction before and waive any objections to the venue of such federal and New York courts. The parties hereto agree to accept service of process in connection with any such action or proceeding in any manner permitted for a notice hereunder.

8.6 Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (a) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each Party understands and has considered the implications of this waiver, (c) each Party makes this waiver voluntarily, and (d) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.6.

8.7 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

8.8 Entire Agreement. This Agreement (including the schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect hereof.

8.9 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.10 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

8.12 PDF and Facsimile Signatures. This Agreement and the other Transaction Documents may be executed and delivered with electronic pdf or facsimile signatures of the respective Parties; each of which shall have the same validity as original signatures hereto.

8.13 Binding Effect. This Agreement shall be binding upon the parties hereto and
     inure  to  the   benefit   of  the   parties,   their   respective   heirs,
     administrators, executors, successors and assigns.

8.14 Press  Releases and  Filings.  The Parties  will  mutually  agree as to the
     wording  and  timing  of  any   informational   releases   concerning  this
     transaction prior to and through Closing.


IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                         SELLERS:


                                         /s/ Joseph S. Monaco
                                         _________________________________
                                         JOSEPH S. MONACO


                                         TD MANAGEMENT, LLC

                                           /s/  Aril Narang
                                      By:______________________________
                                          Name: Aril Narang
                                          Title:


                                          EII:

                                          EDUCATIONAL INVESTORS, INC.

                                              /s/ Joseph J. Bianco
                                       By:______________________________
                                           Name:  Joseph J. Bianco
                                           Title: Chief Executive Officer


                                            FLORHAM:

                                            FLORHAM CONSULTING CORP.

                                                /s/ David Stahler
                                          By:______________________________
                                             Name:  David Stahler,
                                             Title: President
ACCEPTED AND AGREED TO:

/s/ Ashok Narang
__________________________________
    ASHOK NARANG